As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1587626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Paya Lebar Road, #08-13

Paya Lebar Square

Singapore

(Address of principal executive offices)

Aeries Technology, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Ajay Khare

Chief Executive Officer

c/o Aeries Technology, Inc.

P.O. Box 309

Ugland House, South Church Street,

George Town, Grand Cayman KY1-1104

(Name and address of agent for service)

(919) 228-6404

(Telephone number, including area code, of agent for service)

Copies to:

Julie Rizzo

Jeff Pititto

K&L Gates LLP

301 Hillsborough Street

Suite 1200

Raleigh, North Carolina 27603

Tel: (919) 743-7336

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Aeries Technology, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,227,899 Class A ordinary shares with a par value of US$0.0001 per share (“Class A ordinary shares”) available for issuance under the Registrant’s 2023 Equity Incentive Plan, as amended (the “Plan”), pursuant to the evergreen provisions of the Plan providing for an increase of the lesser of (a) 5% of the total number of Class A ordinary shares outstanding on December 31 of the immediately preceding calendar year, and (b) such number of Class A ordinary shares determined by the Board of Directors in its sole discretion. Amendment No. 1 to the Plan (the “Plan Amendment”) was approved by the Company’s shareholders at its Annual General Meeting held on March 27, 2025.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2024 (Registration No. 333-279191) and July 2, 2025 (Registration No. 333-288485), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2026 filed with the SEC on June 8, 2026;

(b)	Current Report on Form 8-K filed with the SEC on April 3, 2026; and

(c)	The description of the Registrant’s Class A ordinary shares contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2026 filed with the SEC on June 8, 2026.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Second Amended & Restated Memorandum and Articles of Association of Aeries Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-40920) filed with the Commission on April 2, 2025).

5.1*	Opinion of Maples & Calder (Cayman) LLP.

23.1*	Consent of Maples & Calder (Cayman) LLP (included in Exhibit 5.1)

23.2*	Consent of Manohar Chowdhry & Associates, independent registered accounting firm for Aeries Technology, Inc.

24.1*	Power of Attorney (included on signature page)

99.1	Aeries Technology, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Company’s current report on Form 8-K (File No. 001-40920) filed with the Commission on November 13, 2023).

99.2	Amendment No. 1 to the 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (File No. 001-40920) filed with the SEC on June 11, 2024).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on June 8, 2026.

Aeries Technology, Inc.

By:	/s/ Bhisham (Ajay) Khare
Bhisham (Ajay) Khare
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ajay Khare and Venu Raman Kumar, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Aeries Technology, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bhisham (Ajay) Khare	Chief Executive Officer and Director	June 8, 2026
Bhisham (Ajay) Khare	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Venu Raman Kumar	Director and Chairman of the Board	June 8, 2026
Venu Raman Kumar

/s/ Alok Kochhar	Director	June 8, 2026
Alok Kochhar

/s/ Biswajit Dasgupta	Director	June 8, 2026
Biswajit Dasgupta

/s/ Nina B. Shapiro	Director	June 8, 2026
Nina B. Shapiro

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